Exhibit 10.10
AMEDMENT #1

To ASSET PURCHASE AGREEMENT

Date August 22, 2011

This AMENDMENT #1 TO THE ASSET PURCHASE AGREEMENT DATED August 22, 2011, by and between ADAPTOGENIX, LLC, a Utah limited liability company (the “Seller”), and AL International, Inc. a Delaware corporation (“Purchaser”). Seller and Purchaser are referred to collectively herein as the “Parties.”

WHEREAS, the Parties desire to Amend the original Agreement as referenced above; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties hereto hereby agree as follows:

ARTICLE IDEFINITIONS

1           All terms shall have the same definitions as in the original Agreement dated August 22, 2011, unless modified here within.

ARTICLE IIAMENDMENT OF ORIGNIAL AGREEMENT

2           Parties agree that Article 3.1 shall be modified with the following language:

Removed – (i) the aggregate purchase price of One Million Two Hundred and Fifty Thousand ($1,250,000).

Modified with – (i) the aggregate purchase price of Seven Hundred and Fifteen Thousand ($715,000).

3           Parties agree that Article 3.2(c) shall be modified with the following language:

Removed – Deliver to the Seller a Promissory Note in substantially the form attached hereto as Exhibit C (the “Note”). The principal amount and payment terms of the Note shall vary depending on whether the Purchaser is able to obtain bank financing for the payments described in Section 3.2(b) above.

Modified with – Deliver to the Seller a Promissory Note in substantially the form attached hereto as Exhibit C-A (the “Note”).  The three payments from the original Agreement are included in the total purchase price and will not be adjusted.

4           Parties agree to remove Article 3.2(c)(i), Article 3.2(c)(ii)

All other parts and terms under the Original Agreement Dated August 22, 2011, remain in effect and are like binding on this Amendment also.

IN WITNESS WHEREOF, the Parties hereto have each executed and delivered this Agreement as of the day and year first above written.

AL INTERNATIONAL, INC.

By:  /s/ Chris Nelson
Name:  Chris NelsonTitle:  CFO
Date:  1/27/12

ADAPTOGENIX, LLC

By:  /s/Andrew Rinehart
Name:  Andrew Rinehart
Title:  ManagerDate:  2/7/12

Exhibit C-A

Note

PROMISSORY NOTE

$239,265.36 January 11, 2012

FOR VALUE RECEIVED, AL INTERNATIONAL, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of ADAPTOGENIX, LLC, a Utah limited liability company (the “Lender”), the principal sum of Two Hundred Thirty-Nine Thousand Two Hundred and Sixty-Five Dollars and Thirty-Six cents ($239,265.36) together with interest thereon, making each monthly payment equal to Ten Thousand Dollars ($10,000).  This Note shall bear simple interest commencing on the date hereof, at a rate of 0.32% per annum.  This Note is issued pursuant to the terms of that certain Asset Purchase Agreement dated as of August 22, 2011, and specifically as Amended on January 11, 2012, between Lender, as Seller, and the Company, as Purchaser (the “Purchase Agreement”).  Capitalized terms not elsewhere defined herein shall have the meanings set forth in the Purchase Agreement.

1.           Payments.

1.1           All payments shall be made in lawful money of the United States of America at such other place as the Lender may from time to time designate in writing to the Company.  The Company may repay all or any portion of the principal and accrued interest outstanding under the Notes without penalty of pre-payment.

1.2           The outstanding principal balance and unpaid accrued interest on this Note shall be due and payable in equal installments of $10,000 per month, beginning on January 1, 2012, and ending on the date when all amounts owed hereunder have been paid in full, which shall be December 1, 2013, (24 payments) unless paid off sooner by the Company.  Payment shall be credited first to the accrued interest then due and payable, and the remainder shall be applied to principal.

2.           Defaults; Acceleration. The occurrence of any Event of Default shall be a default hereunder. Upon the occurrence of any Event of Default, all amounts then outstanding hereunder shall immediately become due and payable in full.  The occurrence of any one or more of the following, whatever the reason therefore, shall constitute an “Event of Default” under this Note:

(a)           the Company shall fail to pay on the date and by the time of day specified above, any amount due to Lender pursuant to this Note or any other document relating to the indebtedness evidenced hereby or otherwise; or

(b)           the Company shall fail to perform or observe any term, covenant or agreement contained in this Note or any other document relating to the indebtedness evidenced by this Note; or

(c)           Any representation or warranty made to Lender by the Company, orally or in writing, or contained in any document made or delivered by the Company, proves incorrect or to have been incorrect in any material respect when made; or

(d)           All or substantially all of the assets of the Company are sold or otherwise transferred without Lender’s written consent, or a change in control of the Company occurs; or

(e)           the Company is the subject of a voluntary order for relief in any bankruptcy court, or is unable or admits in writing its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer (“Receiver”); or any Receiver is appointed and the appointment continues undischarged or unstayed for thirty (30) calendar days; or the Company institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceedings relating to it or to all or any part of its property under the laws of any jurisdiction; or any similar proceeding is instituted and continues undismissed or unstayed for thirty (30) calendar days; or any judgment, writ, attachment, execution or similar process is issued or levied against all or any part of the real property subject to the Deed of Trust is not released, vacated or fully bonded within thirty (30) calendar days after such issue or levy; or

(f)           There shall occur a material adverse change in the financial condition of the Company as determined by Lender in its reasonable discretion; or

(g)           This Note ceases to be in full force and effect or is declared null and void by a court of competent jurisdiction; or the Company claims that this Note is ineffective or unenforceable, in whole or in part, or denies any or further liability or obligation under this Note or both, unless all indebtedness and obligations of the Company thereunder have been fully paid and performed.

3.           Waivers. The Company hereby waives any right of offset the Company now has or may hereafter have against the Lender hereof and its successors and assigns. The Company hereby waives presentment, demand, protest, notice of protest, notice of nonpayment or dishonor and all other rights. Any delay on Lender’s part in exercising any right hereunder or under any of other documents associated with this Note shall not operate as a waiver. Lender’s acceptance of partial or delinquent payments or the failure of Lender to exercise any rights shall not waive any obligation of the Company or any right of Lender, or modify this Note, or waive any other similar default.

5.           Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

6.           Costs of Collection. The Company hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise.

7.           Amendments. Any provision of this Note may be amended, waived or modified in a writing signed by the Lender and the Company.

8.           Assignment. This Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Company and inure to the benefit of the Lender and its successors, endorsees and assigns. Lender may assign its rights hereunder or obtain, sell or grant participation interests in this Note and/or the other indebtedness represented by this Note Documents at any time, and any such assignee, successor or participant shall have all rights of the Lender hereunder.

9.           Usury. The Company hereby represents and agrees that the indebtedness represented by this Note is for commercial and business uses and not for personal, family or household purposes. It is the specific intent of the Company and Lender that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rate permitted by applicable law, with any excess interest theretofore collected being applied against principal or, if such principal has been fully repaid, returned to the Company upon written demand.

10.           Notices. All notices to be given pursuant to this Note shall be sufficient if given by personal service, by email, by guaranteed overnight delivery services, by telex, telecopy or telegram or by being mailed postage prepaid, certified or registered mail, return receipt requested, to the described addresses of the parties hereto as provided by the Company and Lender to each other from time to time.

11.           Partial Invalidity. If any section or provision of this Note is declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining terms hereof. No such determination in one jurisdiction shall affect any provision of this Note to the extent it is otherwise enforceable under the laws of any other applicable jurisdiction.

12.           Further Acknowledgements. TO THE FULLEST EXTENT ALLOWED BY LAW, THE COMPANY HEREBY WAIVES AND DISCLAIMS ANY AND ALL CLAIMS, DISSENT OR OBJECTION TO THE TERMS OR ENFORCEABILITY OF THE INDEBTEDNESS REPRESENTED BY THIS NOTE ON THE GROUNDS THAT THE INDEBTEDNESS REPRESENTED BY THIS NOTE DOCUMENTS OR THE TERMS THEREOF ARE UNCONSCIONABLE, VIOLATE PUBLIC POLICY OR ARE OTHERWISE UNENFORCEABLE ACCORDING TO THEIR TERMS. BORROWER IS REPRESENTED BY LEGAL COUNSEL. THE COMPANY UNDERSTANDS THAT THE INTEREST RATE AND FEES CHARGED HEREIN EXCEED STANDARD COMMERCIAL INTEREST RATES AND FEES AND THAT THE LENDER AND THE COMPANY HAVE AGREED TO THESE RATES AND FEES DUE TO THE NATURE OF THE TRANSACTION.

13.           Jury Waiver. THE COMPANY AND LENDER HEREBY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE, THE DEEDS OF TRUST AND TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE COMPANY REPRESENTS THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

IN WITNESS WHEREOF, the Company has executed and delivered this Promissory Note on the date set forth below, to be effective as of the day and year first above written.

AL INTERNATIONAL, INC.,

a Delaware corporation

Date:  1/27/12                                                                        By:  /s/ Chris Nelson
Name:  Chris Nelson
Its:  CFO